EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

W. Whitfield Gardner, Principal Executive Officer, and Mark J. Seger, Principal Financial Officer, of Gardner Lewis Investment Trust (the "Registrant"), each certify to the best of his knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2008 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER                  PRINCIPAL FINANCIAL OFFICER

Gardner Lewis Investment Trust               Gardner Lewis Investment Trust

/s/ W. Whitfield Gardner                     /s/ Mark J. Seger
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W. Whitfield Gardner, Chairman and           Mark J. Seger, Treasurer
Chief Executive Officer

Date:  December 31, 2008                     Date:  December 31, 2008

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO GARDNER LEWIS INVESTMENT TRUST AND WILL BE RETAINED BY GARDNER LEWIS INVESTMENT TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission.